Exhibit 21.1

Match Group, Inc. Subsidiaries
As of December 31, 2018

Entity	Jurisdiction of Formation
Affinity Apps LLC	Delaware
Connect, LLC	Delaware
DatingDirect.com Limited	England and Wales
Delightful.com, LLC	Delaware
Eureka SG Pte. Ltd.	Singapore
Eureka Taiwan	Taiwan
Eureka, Inc.	Japan
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
FriendScout24 GmbH	Germany
Hinge, Inc.	Delaware
HowAboutWe, LLC	Delaware
Humor Rainbow, Inc.	New York
M8 Singlesnet LLC	Delaware
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media (UK) Ltd.	England and Wales
Massive Media Match NV	Belgium
Match Group Europe Limited	England and Wales
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Europe Limited	England and Wales
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	England and Wales
Match.com Global Investments S.à r.l.	Luxembourg
Match.com Global Services Limited	England and Wales
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limited	England and Wales
Match.com International Limited	England and Wales
Match.com Investments Inc.	Cayman Islands
Match.com Japan KK	Japan
Match.com Japan Networks GK	Japan
Match.com LatAm Limited	England and Wales
Match.com Luxembourg S.à r.l.	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius

Entity	Jurisdiction of Formation
Match.com Pegasus Limited	England and Wales
Match Group, LLC	Delaware
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
MG France Services	France
MG Korea Services Limited	South Korea
MG Services Alpha LLC	Delaware
MG Services Beta LLC	Delaware
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
MTCH Technology Services Limited	Ireland
Neu.de GmbH	Germany
Nexus Limited	England and Wales
Parperfeito Comunicacao SA	Brazil
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media ULC	British Columbia
Plentyoffish Media, LLC	Delaware
Pretty Fun Therapy SAS	France
Search Floor, Inc.	California
Shoptouch, Inc.	Delaware
SpeedDate.com, LLC	Delaware
Spotlight Studios, LLC	Delaware
Tinder, LLC	Delaware
Tinder Development, LLC	Delaware
TPR/Tutor Holdings, LLC	Delaware